UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

Growblox Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

7251 W. Lake Mead Blvd., Suite 300
Las Vegas, NV  89128
Phone: (888) 895-3594
Fax: (407) 354-3441
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

Signature Exploration and Production Corp.
4700 Millenia Blvd, Suite 175, Orlando, FL 32829
(Former name, former address and former fiscal year, if changed since last report)

ITEM 3.02  Unregistered Sales of Equity Securities.

The Registrant has sold 10,000,000 units to a total of 57 persons.  Each unit consists of one share of common stock, one A warrant and one B warrant.  Each warrant gives the holder the right to purchase of one share of common stock of the Registrant pursuant to certain terms and conditions.  The price was $0.50 per unit.  The sale was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and Rule 506(b) promulgated thereunder.

The Registrant has also issued 1,500,000 shares of common stock (the “Shares”) to two entities.  The Shares were issued in exchange for the cancellation of debt in the amount of $390,000.00.  The issuance was exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the same Act since the issuance of the Shares did not involve any public offering.

As of the date of this filing, the issued and outstanding common shares of the Registrant totals 23,331,932.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Growblox Sciences, Inc.

Dated: June 9, 2014	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director